Exhibit 99.1

For immediate release
Contact:
Ryan VanWinkle, Investor Relations, 913-661-1528
Scott Brockelmeyer, Media Relations, 913-661-1830

Ferrellgas Partners, L.P.
Declares Fourth Quarter Distribution

Overland Park, KS (August 28, 2007)—Ferrellgas Partners, L.P. (NYSE: FGP) today declared its fourth quarter cash distribution of $0.50 per partnership common unit. The distribution is payable September 14, 2007, to common unitholders of record as of September 7, 2007.

The distribution covers the period from May 1, 2007 to July 31, 2007, the end of the partnership’s fourth quarter of fiscal 2007. Ferrellgas’ annualized distribution is currently $2.00 per common unit.

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., currently serves more than one million customers in all 50 states, the District of Columbia and Puerto Rico. Ferrellgas employees indirectly own more than 20 million common units of the partnership through an employee stock ownership plan. More information about the partnership can be found online at www.ferrellgas.com.

In accordance with Treasury Regulation 1.1446-4(d), nominees are hereby notified they are responsible for withholding 35% of this distribution from foreign investors as required under Section 1446 of the Internal Revenue Code.

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